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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 7, 1998


                             SMARTFLEX SYSTEMS, INC.
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             (Exact name of Registrant as specified in its charter)


              Delaware                  0-26472                33-0581151
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   (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)            File Number)          Identification No)


          14312 Franklin Avenue, Tustin, California            92781-2085
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          (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code (714) 838-8737
                                                           --------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)


                                   Page 1 of 5

                             Exhibit Index on Page 3

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ITEM 5. OTHER EVENTS

     On October 7, 1998, Smartflex Systems, Inc., a Delaware corporation ("Smartflex"), acquired all of the issued and outstanding shares (the "Shares") of Logical Services Incorporated, a California corporation ("Logical"), pursuant to a Stock Purchase Agreement, dated as of October 7, 1998 (the "Stock Purchase Agreement"), by and among Smartflex, Logical and each of the shareholders (the "Shareholders") of Logical. The aggregate purchase price for the Shares paid by Smartflex was $2,300,000, of which Smartflex paid $2,070,000 in cash to the Shareholders at the closing of the acquisition. The remaining $230,000 is being held by Smartflex and will be paid to the Shareholders on October 7, 1999. Both the closing payment and the holdback amount are subject to certain adjustments as provided in the Stock Purchase Agreement.

     Logical entered into five-year employment agreements with certain executive officers of Logical concurrently with the closing of the Stock Purchase Agreement. Logical and Smartflex also established a Performance Bonus Plan for each of such executive officers, pursuant to which such executives will share in certain profits earned from Logical's business for up to five years.

ITEM 7. EXHIBITS

EXHIBIT NO.           DESCRIPTION
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   99.1               Press Release


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SMARTFLEX SYSTEMS, INC.


Date: October 8, 1998                           By: /s/ JOHN W. HOHENER
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                                                        John W. Hohener
                                                        Vice President and Chief
                                                        Financial Officer


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                                  EXHIBIT INDEX


                                                                SEQUENTIAL
  EXHIBIT NO.              DESCRIPTION                           PAGE NO.
  -----------              -----------                          -----------
     99.1                  Press Release                            4